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                                                                    EXHIBIT 23.7

                  CONSENT OF WASSERSTEIN PERELLA & CO., INC.


        We hereby consent to the use in the Registration Statement on Form S-4, and in the related Prospectus, of CSX Corporation ("CSX"), covering the securities of CSX to be issued in connection with the proposed business combination between CSX and Conrail, Inc. ("Conrail"), and in the related Joint Proxy Statement Prospectus of Conrail and CSX, of our opinion dated December 18, 1996, appearing as Appendix C to such Joint Proxy Statement/Prospectus, and to the description therein of such opinion and to the references therein to us under the headings "Summary--The Meetings" and "Background and Reasons--Recommendation of the CSX Board--Opinion of Financial Advisor to CSX". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


WASSERSTEIN PERELLA & CO., INC.

/s/ Wasserstein Perella
New York, New York
January 8, 1997